Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-205944, No. 333-217121, No. 333-224330, No. 333-230994, No. 333-237873, No. 333-255176, No. 333-263966 and No. 333-268083 on Form S-8 of our reports dated April 19, 2024, relating to the financial statements of Baozun Inc. and the effectiveness of Baozun Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Baozun Inc. for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 19, 2024